SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2005

M-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

475 Industrial Drive, West Chicago, Illinois        60185

(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (630)562-5550

Section 5 – Corporate Governance and Management

Item 5.02.       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 20, 2005, in accordance with the Settlement Agreement disclosed in a Current Report on Form 8-K filed August 23, 2005, Carl R. Klein resigned as a Director and Chairman, and our board of directors appointed Joseph A. Turek, our CEO and President, as Chairman.  Greg Meyer was appointed to our Nominating and Corporate Governance Committee to fill the vacancy created by Mr. Klein's resignation.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

By	/s/ Jeff Figlewicz
Jeff Figlewicz
Corporate Controller and Principal Accounting Officer

Dated: September 26, 2005